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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-11 of Farmland Partners Inc. of our report dated January 10, 2014 relating to the financial statement of Farmland Partners Inc. We also consent to the inclusion of our reports dated December 3, 2013 relating to the financial statements and financial statement schedule of FP Land LLC, the financial statements of Astoria Farms, and the historical summary of revenues and certain expenses of Matulka and Stanbra/Zeller, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
January 10, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM